Exhibit 10.17

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of the 22nd day of January, 2018, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”), and COKEM INTERNATIONAL, LTD., a Minnesota corporation (“Tenant”).

BACKGROUND:

A.Landlord and Tenant are parties to that certain Lease Agreement dated as of August 18, 2017 (the “Lease”) with respect to certain Premises consisting of approximately 162,753 rentable square feet of space and commonly known as Suite 500 in Landlord’s Building at 5651 Innovation Boulevard, Shakopee, Minnesota, all as more fully described in the Lease.

B.Landlord and Tenant desire to amend the Lease as hereinafter set forth. All capitalized terms used in this Amendment and not separately defined herein shall bear the meaning assigned to them in the Lease.

AMENDMENT:

Now therefore, for good and valuable consideration, the receipt and legal sufficiency of which the parties acknowledge, the parties agree as follows:

1.	Increased Size of Office Area. Tenant desires to increase the size of the office area within the Premises. Accordingly:
(a)	In Section l(i) of the Lease, “11,000 rentable square feet” is hereby changed to “12,000 rentable square feet”.

(b)Tenant shall be responsible for any architectural fees and associated costs and expenses incurred in connection with revising the Office Space Improvements plans to reflect the changes to the office area desired by Tenant.

(c)References to the “Office Space Improvements” in the Lease shall mean the office space and restrooms reflected on revised plans approved by Landlord. Consistent with the provisions of Sections 28(c) and (d) of the Lease, the Office Space Improvements, as revised, will be constructed by Landlord at Tenant’s sole expense, subject to the Tenant Allowance of $700,000. As provided in Section 28(d) of the Lease, Tenant shall be responsible for the cost of the of the Office Space Improvements, as revised, in excess of the Tenant Allowance.

2.Pre-Commencement Date Access. Tenant and its Agents shall have the right, at Tenant’s own risk, expense and responsibility, at all reasonable times from and after the date this Amendment is executed by Landlord and Tenant to enter the Premises for the purpose of installing Tenant’s trade fixtures, furnishings, equipment and cabling, and otherwise preparing the Premises for Tenant’s use and occupancy; provided that (i) Tenant has obtained any permits and approvals necessary for Tenant’s installations, (ii) Tenant does not materially interfere with or materially delay Landlord’s Work, (iii) Tenant uses contractors and workers compatible with the contractors and workers engaged by Landlord, and (iv) if Landlord requests, any such access shall be scheduled through and coordinated with Landlord’s general contractor. In connection with any such access prior to the Commencement Date, Tenant shall abide by the terms and conditions of this Lease including carrying the insurance specified by the Lease, as if the term of this Lease had already commenced, except that Tenant shall have no obligation to pay Monthly Rent for this early-access period. Tenant shall, however, commence paying for utilities from and after the date of this Amendment. The Commencement Date of the Lease shall be March 1, 2018 regardless of whether Landlord’s Work is complete or Tenant has occupied the Premises; provided, however, if Tenant commences business operations in and from any portion of the Premises prior to March 1, 2018, the Commencement Date shall be the date Tenant commences business operations.

3.Tenant’s Authority. Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, and (b) the person(s) signing this Amendment are duly authorized to execute and deliver this Amendment on behalf of Tenant.

4.Ratification. Except as expressly amended by this Amendment, all of the terms and conditions of the Lease remain unmodified and continue in full force and effect. The Lease, as hereby amended, is hereby ratified and affirmed in all respects. If anything contained in this Amendment conflicts with any terms of the Lease, the terms of this Amendment shall prevail.

5.Successors and Assigns. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and, subject to the provisions of Section 18 of the Lease, their respective successors and assigns.

6.Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but which, taken together, shall be one original agreement. Any counterpart of this Amendment may be executed and delivered by electronic transmission (including, without limitation, e-mail or by portable document format (pdf)) and shall have the same force and effect as an original.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment on the date first above written.

TENANT:

COKEM INTERNATIONAL, LTD.

By:	/s/ Joe Rehak
	Print Name:	Joe Rehak
	Print Title:	COO

LANDLORD:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	LIBERTY PROPERTY TRUST
Its Sole General Partner

By:
Print Name:
Print Title:

[Signature Page to First Amendment to Lease]